Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
New Star International Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of New Star International Holdings, Inc. and subsidiaries (the “Company”) as of February 28, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended February 28, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte and Touche LLP
St. Louis, Missouri

May 8, 2007

NEW STAR INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2007 AND 2006
(amounts in thousands, except share data)

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$5,649	$9,148
Accounts receivable, net of reserve for doubtful accounts of $118 and $100	11,585	10,881
Inventories, net	12,603	7,668
Prepaid expenses and other	1,065	842
Income tax receivable	298	—
Deferred income taxes	296	305
Total current assets	31,496	28,844

Property, plant and equipment, net of accumulated depreciation of $3,966 and $2,836	8,022	5,991
Goodwill	24,182	21,156
Other intangibles, net	35,321	28,306
Other assets	793	851
Total assets	$99,814	$85,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$3,992	$7,799
Accounts payable	5,542	3,665
Salaries, wages and commissions payable	2,824	2,236
Accrued dealer retroactive discounts	1,486	1,969
Accrued product warranty	1,030	580
Accrued severance and plant closure	2,473	—
Interest payable	180	182
Income taxes payable	—	2,284
Accrued other expenses	546	558
Total current liabilities	18,073	19,273

Long-term debt	30,758	18,981
Deferred income taxes	7,991	9,428
Accrued pension obligations	1,963	2,058
Stockholders' equity:
Series A preferred stock, voting, convertible, $0.001 par value — 87,611 shares authorized, issued and outstanding	—	—
Common stock, voting, $0.001 par value — 100,000 shares authorized, 5,000 and 3,650 shares issued and outstanding at February 28, 2007 and 2006, respectively	—	—
Additional paid-in capital	25,293	24,575
Retained earnings	16,741	10,937
Accumulated other comprehensive income	71	254
Restricted stock notes receivable	(1,076)	(358)
Total stockholders' equity	41,029	35,408
Total liabilities and stockholders' equity	$99,814	$85,148

See Notes to Consolidated Financial Statements

NEW STAR INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE FISCAL YEARS ENDED FEBRUARY 28, 2007, 2006 AND 2005
(amounts in thousands)

	2007	2006	2005

Net sales	$84,152	$73,866	$68,134
Cost of sales	54,948	48,119	45,980
Gross profit	29,204	25,747	22,154

Selling expenses	8,735	7,236	6,928
General and administrative expenses	8,641	6,345	9,248
Income from operations	11,828	12,166	5,978

Interest expense, net	2,688	2,072	2,013
Other expense, net	230	207	214

Income before provision for income taxes	8,910	9,887	3,751
Provision for income taxes	3,106	3,389	1,197
Net income	$5,804	$6,498	$2,554

See Notes to Consolidated Financial Statements

NEW STAR INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED FEBRUARY 28, 2007, 2006 AND 2005
(amounts in thousands, except share data)

	Shares of
	Series A	Shares					Accumulated	Restricted
	Preferred	of	Series A		Additional		Other	Stock	Total
	Stock	Common	Preferred	Common	Paid-In	Retained	Comprehensive	Notes	Stockholders’
	Issued	Stock	Stock	Stock	Capital	Earnings	Income	Receivable	Equity

BALANCES—March 1, 2004	87,611	3,650	$-	$-	$34,751	$1,885	$-	$(358)	$36,278
									-
Comprehensive income:
Net income			-	-	-	2,554	-	-	2,554
Distribution to stockholders			-	-	(10,176)	-	-	-	(10,176)

Total comprehensive income			-	-	-	-	-	-	(7,622)
			-	-	-	-		-	-
BALANCES — February 28, 2005	87,611	3,650	-	-	24,575	4,439	-	(358)	28,656

Comprehensive income:
Net income			-	-	-	6,498	-	-	6,498
Unrealized gain on interest rate swap
agreements, net of tax of $146			-	-	-	-	254	-	254

Total comprehensive income			-	-	-	-	-	-	6,752

BALANCES — February 28, 2006	87,611	3,650	-	-	24,575	10,937	254	(358)	35,408

Comprehensive income:
Net income			-	-	-	5,804	-	-	5,804
Stock issued		1,350	-	-	718	-	-	(718)	-
Unrealized loss on interest rate swap
agreements, net of tax of $(108)			-	-	-	-	(183)	-	(183)

Total comprehensive income			-	-	-	-	-	-	5,621

BALANCES — February 28, 2007	87,611	5,000	$-	$-	$25,293	$16,741	$71	$(1,076)	$41,029

See Notes to Consolidated Financial Statements

NEW STAR INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 28, 2007, 2006 AND 2005
(amounts in thousands)

	2007	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,804	$6,498	$2,554
Adjustments to reconcile net income to net cash provided by
operating activities:
Deferred income taxes	(82)	145	(594)
(Gain) loss on disposal of property, plant, and equipment	(2)	(13)	5
Amortization of intangible assets	1,614	1,374	1,364
Amortization of debt issuance costs	117	74	210
Depreciation of property, plant, and equipment	1,135	1,102	1,017
Write-off of deferred financing costs	414	-	523
Changes in assets and liabilities which provided (used) cash — net of acquisitions:
Trade accounts receivable	1,499	(713)	(1,644)
Income taxes receivable	(2,582)	-	-
Inventory	(1,739)	650	(427)
Prepaid expenses	(198)	27	(45)
Other assets	(515)	28	(31)
Trade accounts payable and other liabilities	(216)	1,603	1,414

Net cash provided by operating activities	5,249	10,775	4,346

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant, and equipment	(2,450)	(898)	(1,043)
Purchases of auction rate securities	(7,000)	-	-
Proceeds on sale of auction rate securities	7,000	-	-
Purchase of investments	-	-	(1,000)
Proceeds on sale of investments	-	1,000	-
Purchase of Lang Manufacturing Company	(14,014)	-	-
Patent costs	(6)	(33)	(38)
Proceeds from the sale of property, plant, and equipment	2	14	12

Net cash (used in) provided by investing activities	(16,468)	83	(2,069)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs paid	(250)	-	(262)
Proceeds from debt	37,000	-	10,900
Principal payments on debt	(29,030)	(4,132)	(3,625)
Distribution to stockholders	-	-	(10,176)

Net cash provided by (used in) financing activities	7,720	(4,132)	(3,163)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,499)	6,726	(886)

CASH AND CASH EQUIVALENTS — Beginning of year	9,148	2,422	3,308

CASH AND CASH EQUIVALENTS — End of year	$5,649	$9,148	$2,422

SUPPLEMENTAL DISCLOSURES OF CASH FLOW —
Cash paid during the year for:

Interest	$2,734	$2,499	$1,771

Income taxes — net of refunds received	$5,795	$1,795	$978

See Notes to Consolidated Financial Statements.

NEW STAR INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED FEBRUARY 28, 2007, 2006 AND 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business — New Star International Holdings, Inc. (“New Star”) is a holding company whose 100% owned subsidiary, Star International Holdings Inc., owns 100% of its operating subsidiaries Star Manufacturing International Inc. (“Star Manufacturing”), which owns 100% of its operating subsidiaries Lang Manufacturing Company (“Lang”) and Holman Cooking Equipment Company (“Holman”) (collectively, the “Company”). Star Manufacturing and Holman design and manufacture commercial cooking and warming equipment for the food service industry. All of the operations are located in the United States. Approximately 12% of the Company’s net sales were export sales for the years ended February 28, 2007, 2006 and 2005.

Basis of Consolidation — The consolidated financial statements include the accounts of New Star and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — The Company recognizes revenue at the time the sales price is fixed and determinable, collection is reasonably assured, and when title is transferred to the customer, which is generally at the time of shipment. Net sales include freight and handling charges billed to customers.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and temporary investments with maturities and three months or less when purchased.

Accounts Receivable — The Company generates accounts receivable in the normal course of business transactions. The Company sells its products to customers located worldwide, performs ongoing credit evaluations of its customers, and generally does not require any collateral to secure its accounts receivable. The Company maintains an allowance for doubtful accounts for probable credit losses. All sales to customers outside the U.S. are initiated in and are settled in U.S. dollars.

Inventories— Inventories are stated at the lower of cost or market, as determined by the first-in, first-out method.

Property, Plant, and Equipment — Property, plant, and equipment are stated at cost. For financial reporting purposes, depreciation is provided using the straight-line method over the following estimated useful lives of the assets, except for leasehold improvements, which are depreciated over the shorter of the asset lives or lease terms. Depreciation is computed principally using accelerated methods for income tax purposes.

Estimated
Useful Life

Building and building improvements	40 years
Machinery and equipment	3–12 years
Furniture and fixtures	5–7 years

The Company considers the possible impairment of its property, plant, and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable using the current and projected undiscounted cash flows of each asset. If the undiscounted cash flows are less than the recorded amount of the assets, an impairment, measured as the difference between discounted cash flows and the recorded amount of the assets, would be recognized through a charge to operations. For the periods presented, there has been no impairment.

Goodwill and Intangible Assets — Intangible assets consist of customer relationships, patents, and trade names. Intangible assets, excluding trade names, are amortized over an estimated economic benefit period using the straight-line method. The Company reviews its identifiable intangibles for impairment whenever events or changes in circumstances have indicated that the carrying amount of its assets might not be recoverable. The Company evaluates goodwill and trade names, which have been determined to have an indefinite life, for impairment of value on an annual basis and between annual tests if events or changes in circumstances indicate that the asset might be impaired.

Accrued Product Warranty — Provision for estimated warranty cost, based on historical experience, is recognized as products are sold.

Income Taxes — Deferred tax assets and liabilities are recorded for the expected future tax consequences of events that have been included in either the consolidated financial statements or tax returns of the Company. Under this asset and liability approach, deferred tax assets and liabilities are determined based on temporary differences between the consolidated financial statement and tax bases of assets and liabilities by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse. A valuation allowance would be established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Stock-Based Compensation Plan — In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123(R), Share-Based Payment. FASB Statement No. 123R replaced FASB Statement No. 123, Accounting for Stock-Based Compensation, and superseded Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. FASB Statement No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values and eliminates the alternative method of accounting for employee share-based payments previously available under APB Opinion No. 25. FASB Statement No. 123R requires measurement of the cost of share-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the required service or vesting period, and was effective for fiscal years beginning after December 15, 2005. The adoption of FASB Statement No. 123R on March 1, 2006, did not have an impact on the Company’s consolidated financial position or results of operations.

Freight and Handling Costs — The Company includes freight and handling expenses in cost of sales.

Recently Issued Accounting Standards — In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, requires the consolidation by a business enterprise of variable interest entities if the business enterprise is the primary beneficiary. FIN 46 was effective January 31, 2003, for the Company with respect to interests in variable interest entities obtained after that date, and as revised in December 2003, was effective January 1, 2005, with respect to interests in variable interest entities existing prior to that date. The adoption of this interpretation did not have any material impact on the Company’s consolidated financial position or results of operations.

In November 2004, the FASB issued FASB Statement No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4. FASB Statement No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) in the determination of inventory carrying costs. The statement requires these abnormal costs to be treated as a current period expense. This statement was effective for fiscal years beginning after July 15, 2005. The adoption of FASB Statement No. 151 on March 1, 2006, did not have a material impact on the Company’s consolidated financial position or results of operations.

In April 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143. FIN 47 clarifies the terms of FASB Statement No. 143 and requires an entity to recognize a liability for a conditional asset retirement obligation if the entity has sufficient information to reasonably estimate its fair value. FIN 47 was effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3, which changed the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods’ consolidated financial statements of changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this statement requires the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted SFAS No. 154 effective March 1, 2006, and will comply with the provisions when applicable.

In June 2006, FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact that FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. FASB Statement No. 157 does not require any new fair value measurements but applies to other accounting pronouncements that require or permit fair value measurements. FASB Statement No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact that FASB Statement No. 157 will have on its consolidated financial statements.

In September 2006, the FASB issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires recognition of the overfunded or underfunded status of a defined benefit postretirement as an asset or liability in a company’s balance sheet and recognizes changes in that funded status in the year in which the changes occur. FASB Statement No. 158 will also require the Company to change its measurement date from December 31 to February 28, beginning in fiscal years ending after December 15, 2008. FASB Statement No. 158 is effective for nonpublic companies for fiscal years ending after June 15, 2007. The change in measurement date will require a one-time adjustment to retained earnings, the effect of which cannot be determined at this time. None of the changes required will impact the Company’s results of operations or cash flows.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. FASB Statement No. 159 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under FASB Statement No. 159, a company may elect to use fair value to measure its financial assets and liabilities. If the use of fair value is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred. The fair value election is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to retained earnings. Subsequent to the adoption of FASB Statement No. 159, changes in fair value are recognized in earnings. FASB Statement No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact that FASB Statement No. 159 will have on its consolidated financial statements.

2. ACQUISITION OF LANG MANUFACTURING COMPANY

On June 30, 2006, New Star, through its 100% owned subsidiary Star Manufacturing International Inc. purchased certain assets and liabilities of Lang for an aggregate purchase price of $14,013,972, including acquisition costs of $539,722. Lang manufactures and distributes commercial and marine cooking equipment. As a result of the acquisition, the Company expects to gain increased market share and reduce costs through economies of scale. The transaction was financed by cash and additional borrowings under the Second Amended and Restated Credit Agreement (as further described in Note 6). The acquisition was accounted for by the purchase method of accounting. The purchase price has been allocated to the fair value of the net assets acquired resulting in goodwill of $3,026,126. The results of the operations for the acquisition have been included in the consolidated financial statements from the date of the purchase.

(in thousands)
June 30, 2006

Trade accounts receivable	$2,203
Inventory	3,195
Other current assets	25
Property, plant, and equipment	711
Deferred tax assets — noncurrent	1,238
Goodwill	3,026
Intangibles:
Patents	956
Trade names	4,492
Customer relationships	3,180

Total assets	19,026

Trade accounts payable	(956)
Accrued product warranty	(560)
Other accrued expenses	(727)
Accrued severance and benefits	(2,276)
Accrued plant closure	(493)

Total liabilities	(5,012)

Net cash paid	$14,014

Acquired intangible assets that are subject to amortization have useful lives that are consistent with that of the Company’s amortized intangible assets. Additionally, all of the related goodwill is deductible for tax purposes.

At the date of the Lang acquisition, the Company had committed to a plan to relocate the Lang facility to the Company’s manufacturing plant in Smithville, Tennessee. As part of the plan, liability reserves of $2,275,698 and $492,836 for severance and benefits, and plant closure costs, respectively, were established as part of the purchase of Lang. As of February 28, 2007, relocation expenses and payments of $295,945 have been made against the severance and benefits accrual and no payments have been made against the plant closure accrual. The remaining amounts are expected to be paid in full by August 31, 2007.

Relocation expenses and costs of relocating certain assets, consisting primarily of machinery and equipment, and furniture and fixtures, of approximately $475,000 were expensed during the year ended February 28, 2007. During the 2008 fiscal year, the Company is expected to incur additional moving and transition expenses of approximately $1,053,000, which will be expensed as incurred.

3. INVENTORIES, NET

At February 28, 2007 and 2006, inventories consisted of the following:

	2007	2006
	( in thousands)

Raw materials and purchased components	$7,849	$4,893
Work in process	1,421	809
Finished goods	3,416	2,172
Allowance for slow-moving inventory	(83)	(206)

Total	$12,603	$7,668

4. PROPERTY, PLANT, AND EQUIPMENT, NET

At February 28, 2007 and 2006, property, plant, and equipment consisted of the following:

	2007	2006
	(in thousands)

Land	$326	$80
Building and building improvements	4,740	3,399
Machinery and equipment	6,019	4,693
Furniture and fixtures	760	631
Construction in progress	143	24

Total property, plant, and equipment	11,988	8,827

Less accumulated depreciation	(3,966)	(2,836)

Property, plant, and equipment, net	$8,022	$5,991

5. INTANGIBLE ASSETS

At February 28, 2007 and 2006, intangible assists consisted of the following (in thousands):

	2007
	Carrying	Accumulated		Estimated
	Amount	Amortization	Net	Useful Life

Amortized intangible assets:
Customer relationships	$11,406	$3,331	$8,075	10 years
Patents	10,161	2,086	8,075	17 years

	21,567	5,417	16,150

Unamortized intangible assets —
Trade names	19,171	-	19,171

Total	$40,738	$5,417	$35,321

	2006
	Carrying	Accumulated		Estimated
	Amount	Amortization	Net	Useful Life

Amortized intangible assets:
Customer relationships	$8,226	$2,297	$5,929	10 years
Patents	9,205	1,507	7,698	17 years

	17,431	3,804	13,627

Unamortized intangible assets —
Trade names	14,679	-	14,679

Total	$32,110	$3,804	$28,306

Amortization expense for all intangible assets was $1,613,610, $1,363,689 and $1,364,208 for the years ended February 28, 2007, 2006 and 2005, respectively. The estimated aggregate future amortization expense for all intangible assets remaining as of February 28, 2007, for the next five years is $1,776,343 per year.

6. LONG-TERM DEBT

At February 28, 2007 and 2006, the following amounts were payable on the Company’s borrowings (in thousands):

	2007	2006

Second Amended and Restated Credit Agreement dated
June 30, 2006; floating interest rate senior term loan with
escalating principal payments due quarterly through
June 2012 (8.61% as of February 28, 2007)	$34,750	$-

Credit Agreement dated May 13, 2003, restated and amended
September 30, 2004; floating interest rate senior term loan
with escalating principal payments due quarterly through
October 2009 (8.4% as of February 28, 2006)	-	16,281

Term loan dated September 30, 2004; floating interest rate
term loan with principal payments due quarterly through 2010	-	10,499

Total debt	34,750	26,780

Less current portion of debt	3,992	7,799

Long–term debt	$30,758	$18,981

New Star, through its 100% owned subsidiary Star International Holdings Inc., entered into a $31,000,000 Credit Agreement on May 13, 2003, that consisted of a $25,700,000 term loan (“Term Loan A”) and a $5,300,000 revolving credit facility. On September 30, 2004, New Star entered into a $10,900,000 term loan (“Term Loan B”). Term Loan B provides for variable interest rate terms. The Company could elect an interest term of either prime (as published in the Wall Street Journal) plus 3.0% or the one, three, or six-month LIBOR rate plus 4.25% for each interest period of no more than six months as defined in the term loan. As a result of the Company’s $42,300,000 Credit Agreement (see below), Term Loan A and B were paid in full.

On June 30, 2006, New Star, through its 100% owned subsidiary Star International Holdings Inc., entered into a $42,300,000 Credit Agreement (“the Second Amended and Restated Credit Agreement”), which amends and replaces Term Loan A and Term Loan B. The Second Amended and Restated Credit Agreement includes a $37,000,000 term loan and a $5,300,000 revolving credit facility. The Second Amended and Restated Agreement provides for variable interest rate terms. The Company may elect an interest term of either prime (as published in the Wall Street Journal) plus 2% or the one, three, or six-month LIBOR rate plus 3.25% for each interest period of no more than six months as defined in the Credit Agreement. The Second Amended and Restated Agreement provides an extension of the maturity of the loan to June 2012 and adjusted the principal payment schedule. The terms of the revolving credit facility were not changed as a result of the Second Amended and Restated Agreement. The Company pays a revolving credit facility fee of 0.5% of the average daily unused portion of the revolving credit facility. There were no borrowings under the revolving credit facility in fiscal year 2007 or 2006.

Maturities of long-term debt for the fiscal years following February 28, 2007, are as follows (in thousands):

2008	$3,992
2009	3,650
2010	3,700
2011	3,700
2012	15,475
Thereafter	4,233

Total	$34,750

Annual prepayments on the principal of the term loan is required in June of each year, based on excess cash flow for the most recent fiscal year end, as defined in the agreement. The Company is obligated to make prepayments of approximately $617,000 in June 2007 in accordance with the agreements. The term loan is collateralized by substantially all tangible and intangible assets of the Company. The term loan Credit Agreement contains restrictive covenants, which include, among other things, limitations on incurring additional debt, limitations on restricted payments, as defined, limitations on loans, investments, and capital expenditures. The agreements also include financial covenants, including maintenance of specified leverage and fixed charge coverage ratio, and maintenance of specified EBITDA.

In connection with the June 30, 2006 and September 30, 2004, amendments, the Company expensed $414,038 and $523,182, respectively, of unamortized debt issuance costs associated with the related amendments. Amortization expense was $117,310, $67,788 and $67,788 for the years ended February 28, 2007, 2006 and 2005, respectively.

7. DERIVATIVE INSTRUMENT

The Company entered into interest rate swap agreements in August 2003, October 2004, April 2005, and June 2006 to manage its exposure to interest rate movements by effectively converting its debt arrangement from a variable rate to a fixed-rate arrangement. The maturity date of the interest rate swap agreements generally matches that of the underlying debt arrangements. The agreements, which mature in July 2007, October 2007, July 2008, July 2009, and July 2010, involve the exchange of fixed-rate payments of 3.43%, 3.43%, 4.33%, 4.46%, and 5.55%, respectively, for variable rate interest payments without the exchange of the underlying principal amount. The variable rate received under the swaps is based on the three month U.S. dollar LIBOR and is reset on a quarterly basis. The amount to be paid or received under the swap agreements is accrued on the balance sheet and classified within interest expense. The combined notional principal amount and fair value of the interest rate swap agreements outstanding was $23,092,500 and $109,177, respectively, at February 28, 2007 and $19,800,000 and $400,382, respectively, at February 28, 2006.

8. STOCK OPTION PLAN

On May 19, 1999, the predecessor company to New Star (“Old Star”) adopted the Nonqualified Stock Option Plan (the “Plan”) which provided for the granting of nonqualified stock options to members of senior management of Old Star. All outstanding options were nonqualified stock options. The options granted under this plan were to purchase Class B common stock of Old Star at not less than the fair-market value at the date of grant. The options granted under the Plan vest according to the terms specified in each employee’s grant. On May 13, 2003, the outstanding options issued by Old Star were converted to New Star International Holdings, Inc. 2003 Restricted Stock and Nonqualified Stock Option Plan (the “New Option Plan”) with all unvested options vesting at this date. The number of options issued to management was increased by 198 share options to adjust for share dilution resulting from an equity recapitalization on May 13, 2003, resulting in 7,389 options outstanding in the New Option Plan. Exercise prices were adjusted for the increase in the number of options. As of February 28, 2007 and 2006, all options were vested and exercisable. In general, the option may not be exercised more than 12 years from the date of grant. The exercise prices of the options range from $146 to $198 per-share option. Upon exercise, shares acquired through the New Option Plan are subject to a put and call agreement with employees that provides a first right of refusal for the Company to repurchase the shares upon employee termination or retirement. The repurchase price is defined in the put and call agreement and is intended to be an estimate of market value. No options were granted during the years ended February 28, 2007, 2006 and 2005.

9. STOCKHOLDERS’ EQUITY

Shares of Series A preferred stock may be converted into common stock. Conversion is generally at the option of the holder and on a one-for-one basis.

At May 13, 2003, New Star authorized 5,000 restricted common shares for issuance to management employees under the New Option Plan. On May 13, 2003, and at January 30, 2007, 3,650 and 1,350 restricted common shares, respectively, were issued to management employees at fair value. The shares were issued in exchange for notes receivable of approximately $358,000 on May 13, 2003, and $718,000 on January 30, 2007, and were recorded as a reduction of equity. The May 13, 2003, notes receivable have an interest rate of 3% and are due May 13, 2013; the January 30, 2007, notes receivable have an interest rate of 4.53% and are due January 30, 2017. The related interest receivable totaled $45,978 and $40,299 at February 28, 2007 and 2006, respectively.

The issued shares are considered “unreleased” shares at the time of issuance. The shares are “released” by 1/48 each month that follows the approved dates (May 13, 2003 and November 30, 2006). Unreleased shares may be repurchased by the Company at original issuance price and released shares can be sold at fair value subject to the right of first refusal as defined in the New Option Plan. The number of unreleased shares at February 28, 2007 and 2006, were 1,466 and 1,140, respectively.

10. COMMITMENTS AND CONTINGENCIES

The Company leases its administrative offices and certain warehouse space in St. Louis, Missouri under an operating lease that expires on July 31, 2010. The lease can be canceled, subject to certain penalties, or the Company may exercise its option to extend, as defined in the lease. The Company is also in a lease agreement for space in Everett, Washington that expires in October 2007, although the lease allows for early termination, provided that 90-day notice is given. Total rent expense was $918,122, $365,833 and $462,507 for the years ended February 28, 2007, 2006 and 2005, respectively.

Future minimum lease payments under noncancelable operating leases for each of the three fiscal years following February 28, 2007, are as follows (in thousands):

Years ending February 28

2008	$761
2009	381
2010	381

The Company pays a related entity a financial advisory fee. Total expense related to this financial advisory fee for the years ended February 28, 2007, 2006 and 2005, was $227,500, $217,500 and $208,333, respectively. The Company has a management agreement through April 30, 2009. Management fee payments for each of the fiscal years following February 28, 2007, are as follows (in thousands):

2008	$238
2009	248
2010	63

11. PENSION PLANS

Star Manufacturing has one noncontributory defined benefit pension plan covering substantially all of its employees who meet certain eligibility requirements. The plan covers salaried and nonunion hourly employees and provides benefits based on the average of the employee’s total compensation paid during the five consecutive plan years, which produced the highest average from the final 10 years of service before retirement.

On September 16, 2004, the Board of Directors approved the termination of a second plan that provided benefits of stated amounts for each year of service to former union employees, effective July 31, 2005. The payment of the remaining liability of approximately $17,000 was paid during fiscal year 2007 using assets of the plan. The Company’s funding policy for both plans is to make annual contributions required by applicable regulations or maximum tax-deductible contributions. A measurement date of December 31 was used for accounting and disclosure purposes for the plans for the years ended February 28, 2007, 2006 and 2005.

	(dollars in thousands)
	2007	2006

Changes in benefit obligation:
Benefit obligation — beginning of year	$9,521	$8,059
Service cost	597	497
Interest cost	520	473
Benefits paid	(161)	(200)
Actuarial (gains) losses	(668)	692

Benefit obligation — end of year	9,809	9,521

Changes in plan assets:
Fair value of plan assets — beginning of year	6,283	5,345
Actual return on plan assets	757	278
Employer contribution	700	860
Benefits paid	(161)	(200)

Fair value of plan assets — end of year	7,579	6,283

Reconciliation:
Funded status	(2,230)	(3,238)

Unrecognized net loss	267	1,180

Net amount recognized	$(1,963)	$(2,058)

Accrued benefit liability	$1,963	$2,058

Accumulated benefit obligation	$7,887	$7,375

	2007	2006	2005

Service cost	$597	$497	$395
Interest cost	520	473	415
Expected return on plan assets	(523)	(463)	(411)
Net amortization	11	15	(26)

Net periodic pension cost	$605	$522	$373

Weighted-average pension benefit obligation assumptions:
Discount rate	5.92%	5.50%
Compensation increase rate	3.50	3.50

Weighted-average net periodic pension cost assumptions:
Discount rate	5.50%	5.75%	6.25%
Compensation increase rate	3.50	3.50	3.50

The expected long-term rate of return on assets was assumed to be 8.0% for the purposes of determining net periodic pension cost for all periods presented. This rate was selected by the Company based on consultation with investment advisors and actuaries with consideration given to historical performance for the major asset classes held or anticipated to be held by the plans and to current forecasts of future rates of return for those asset classes.

The pension plans weighted-average asset allocations and target allocations as of the measurement date for the years ended February 28, 2007 and 2006, are as follows:

	Actual		Target
Asset Category	2007	2006	2007	2006

Equity	66%	64%	65%	65%
Fixed income	34	36	35	35

The Company expects to contribute $750,000 to its defined benefit plans for the year ending February 29, 2008. For the fiscal years following February 28, 2007, expected benefit payments for the plans are as follows (in thousands):

2008	$150
2009	170
2010	170
2011	210
2012	250
2013–2017	2,000

Star Manufacturing sponsors a defined contribution plan under section 401(k) of the Internal Revenue Code covering substantially all employees who meet certain eligibility requirements. Participants may contribute up to 60% of their annual compensation to the plan or the maximum allowed under the Internal Revenue Code. The defined contribution plan provides for employer matching contributions of 3% of compensation, as defined by the plan. Total expenses for the defined contribution plan were approximately $330,000, $276,000 and $238,000 for the years ended February 28, 2007, 2006 and 2005, respectively.

Holman sponsors a defined contribution plan under section 401(k) of the Internal Revenue Code. On December 22, 2004, the Board of Directors approved the termination of the plan, effective July 31, 2005. The plan applied for and received a determination letter to approve the plan termination. The plan trustee completed final distribution of assets to participants and termination of the Holman plan in fiscal year 2007. The 401(k) profit-sharing plan and trust covered substantially all employees who meet certain minimum service and age requirements. Participants could contribute up to 15% of their annual compensation to the plan as defined by the plan or the maximum allowed under the Internal Revenue Code. At its discretion, Holman made matching contributions to participants not to exceed 2% of a participant’s annual compensation. Total expenses related to the Holman 401(k) plan were $0, incurred for the years ended February 28, 2007 and 2006 and approximately $7,000 for the year ended February 28, 2005.

12. RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses, attributable to new product development, were $1,328,694, $963,629 and $923,898 for the years ended February 28, 2007, 2006 and 2005, respectively.

13. ACQUISITION EXPENSES

During the years ended February 28, 2007, 2006 and 2005, the Company incurred $30,508, $29,793 and $72,815, respectively, of unsuccessful acquisition-related charges that have been classified within general and administrative expenses in the consolidated statements of income. See Note 2 for information on acquisition expense related to Lang.

14. INCOME TAXES

Provision for income taxes for the years ended February 28, 2007, 2006 and 2005 consisted of the following:

	2007	2006	2005
	(in thousands)

Current	$3,188	$3,244	$1,791
Deferred	(82)	145	(594)

Total	$3,106	$3,389	$1,197

As of February 28, 2007 and 2006, the Company’s current and noncurrent deferred income taxes consisted of the following (in thousands):

	2007
	Deferred	Deferred	Net Asset
	Tax Asset	Tax Liability	(Liability)

Accelerated depreciation	$-	$(765)	$(765)
Amortization		(9,122)	(9,122)
Pension	474	-	474
Inventory	242	-	242
Installment sale		(24)	(24)
Current liabilities	399	-	399
Unrealized gain on interest rate swap
agreements	-	(38)	(38)
Accrued warranty expense — Lang	205	-	205
Severance reserve — Lang	737	-	737
Plant closure reserve — Lang	183	-	183
Other — net	287	(273)	14

Total	2,527	(10,222)	(7,695)

Current	737	(441)	296

Noncurrent	$1,790	$(9,781)	$(7,991)

	2006
	Deferred	Deferred	Net Asset
	Tax Asset	Tax Liability	(Liability)

Accelerated depreciation	$-	$(793)	$(793)
Amortization	-	(9,307)	(9,307)
Pension	518	-	518
Inventory	202	-	202
Installment sale		(39)	(39)
Current liabilities	447	-	447
Unrealized gain on interest rate swap			-
agreements	-	(146)	(146)
Other — net	262	(267)	(5)

Total	1,429	(10,552)	(9,123)

Current	707	(402)	305

Noncurrent	$722	$(10,150)	$(9,428)

The effective income tax rate differs from the statutory rate principally due to state income taxes, research and development tax credits, the extraterritorial income exclusion, and other permanent differences.

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